Exhibit 10.48

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), effective as of October 21, 2002, is made by and between Deltagen, Inc., a Delaware corporation (the “Company”), and Michael T. Sember, the undersigned individual (“Executive”).

RECITAL

The Company and Executive desire to modify the Employment Agreement (“Employment Agreement”) into which they entered effective April 22, 2002. The Company’s signatory to this Amendment represents that he is authorized by the Board of Directors to enter into this Amendment on behalf of The Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the Company and Executive agree that the Employment Agreement between The Company and Executive, effective April 22, 2002, shall be and hereby is amended as follows:

Paragraph 1(a) of the Employment Agreement currently provides that “In addition, the Board of Directors will appoint you to the Board within six months of your commencement of employment.” The Company and Executive agree that this provision shall be amended to read as follows: “In addition, the Board of Directors will appoint you to the Board effective December 31, 2002.”

The Company and Executive further agree that this Amendment shall not change, modify or amend any other provision of the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the dates set forth below.

DELTAGEN, INC.		EXECUTIVE:

By:	/s/ WILLIAM MATTHEWS	By:	/s/ MICHAEL T. SEMBER
Name:	William Matthews	Name:	Michael T. Sember
Title:	Chairman and Chief Executive Officer	Title:	President and Chief Operating Officer

Date:	October 21, 2002	Date:	October 21, 2002